Exhibit 10.41(c)

Execution Version

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

To:	Noble Environmental Power 2008 Hold Co., LLC (“Noble” or “Party B”)

From:	Citigroup Energy Inc. (“Party A”)

Dear Sirs:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date referred to below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

1.                                       This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of the date hereof, including the Schedule and Credit Support Annex (as amended and supplemented from time to time, the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.  In the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction only.  All terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

Party A and Noble each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.               The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	June 30, 2008

This Confirmation is being executed and is effective and binding on June 27, 2008, but is dated as of June 30, 2008, for cross reference purposes in other documents and agreements that contemplate the date hereof being June 30, 2008.

Commodity:	As per Commodity Reference Price

Transaction Type:	Fixed-for-Floating financial swap of energy, financially settled against the ***price as detailed below. This Transaction is a financial transaction, and Party A shall have no liability hereunder for any costs and/or charges associated with the actual physical delivery, or generation of electricity, including, but not limited to, charges and/or costs relating to fuel, operations and maintenance, transmission or congestion, or any other obligation other than what is specifically provided herein.

Notional Quantity:	The amount of MWhs specified as the “Hedge Volume” in Schedule 1 attached hereto, for each Calculation Period.

Effective Date:	HE 0100 EPT beginning April 1, 2009, subject to the “Early COD” provision in Section 5 hereof.

Termination Date:	HE 2400 EPT ending on March 31, 2019.

Calculation Periods:	Each calendar month during the term of the Transaction, commencing HE 0100 EPT on the first calendar day of such calendar month, and ending HE 2400 EPT on the last calendar day of such calendar month.

Time Block:	7 x 24 (i.e., around the clock) for each hour of each day in each Calculation Period, including Saturdays, Sundays and NERC Holidays.

Settlement Amounts:	[Notional Quantity * (Fixed Price – Floating Price)] – Tracking Account Adjustment Amount

Where:

Tracking Account Adjustment Amount =

(a) If Mismatch is positive, then an amount equal to the lesser of (i) the Mismatch or (ii) the difference of the Tracking Account Cap and Prior Tracking Account Balance

(b) if Mismatch is zero, then an amount equal to zero

(c) if Mismatch is negative, then an amount equal to the Mismatch

Mismatch =***

Mismatch Volume = ***

Tracking Account Balance = Prior Tracking Account Balance + Tracking Account Adjustment Amount, expressed in dollars, and subject to the “Delay in COD” provision and the “No Production” provision, each in Section 5 hereof.

Prior Tracking Account Balance = Tracking Account Balance for the immediately preceding Calculation Period + Tracking Account Interest, expressed in dollars, except that with respect to the first Calculation Period, the Prior Tracking Account Balance shall be deemed to be zero dollars

If the Settlement Amount is negative, then Noble shall pay Party A the absolute value of such amount, subject to the “Delay in COD” provision and the “No Production” provision, each in Section 5 hereof.  If the Settlement Amount is positive, then Party A shall pay Noble such amount, subject to the “Delay in COD” provision and the “No Production” provision, each in Section 5 hereof.

Payment Date(s):	Twenty (20) Local Business Days following the end of each Calculation Period, subject to adjustment in accordance with the Following Business Day Convention.

Calculation Agent:	Party A

Fixed Amounts:

Fixed Price Payer:	Party A

Fixed Price:	USD 63.05 per MWh, subject to the “Early COD” provision in Section 5 hereof

Floating Amounts:

Floating Price Payer:	Noble

Commodity Reference Price:	***.

If the relevant Commodity Reference Price used or to be used by the Calculation Agent to determine the Floating Price is not published for a certain hour (the “Unpublished Hour”), the alternate Commodity Reference Price for the Unpublished Hour shall be the Commodity Reference Price for the hour preceding the Unpublished Hour; provided however, if no Commodity Reference Price has been published for the hour preceding the Unpublished Hour, then the alternate Commodity Reference Price for the Unpublished Hour shall be the Commodity Reference Price for the hour closest in time to the Unpublished Hour for which a Commodity Reference Price has been published.

Floating Price:	Total Diurnal Revenue, divided by Total Diurnal Volume.

Realized Price:

The sum of the Monthly PTID Revenues for each PTID Node, divided by the Total PTID Volume, provided however that if the Total PTID Volume for any Calculation Period is zero, then the Realized Price for that Calculation Period shall be equal to the Floating Price.

Specified Price:	For each PTID Node, the Commodity Reference Price associated with such PTID Node.

PTID Nodes:	Means, each of the Altona Project Node, Chateaugay Project Node and Wethersfield Project Node, each as set forth below.

Monthly Diurnal Revenue:	For each PTID Node, the sum of the Hourly Diurnal Volume times the Hourly PTID Price, for all hours in the Calculation Period.

Total Diurnal Revenue:	The sum of the Monthly Diurnal Revenue for each PTID node.

Monthly PTID Revenue:	For each PTID Node, sum of the Hourly PTID Volume times the Hourly PTID Price, for each hour in the Calculation Period.

Hourly PTID Price:	For each PTID Node, the Specified Price for such PTID Node, for each hour in the Calculation Period.

Hourly PTID Volume:

For each PTID Node, the amount of energy produced and delivered to the relevant PTID Node for each hour in the Calculation Period; provided, however, that Hourly PTID Volume with respect to any Project for which COD has not yet occurred, or for which there has been no energy produced during such Calculation Period, shall be zero.

Total PTID Volume:	For each Calculation Period, the sum of all Hourly PTID Volumes for all PTID Nodes, expressed in MWhs

Hourly Diurnal Volume:	For each PTID Node, the amount of energy for the applicable hour at each PTID Node as set forth in the relevant diurnal table attached as Schedule 2 hereto.

Total Diurnal Volume:	For each Calculation Period, the sum of all Hourly Diurnal Volumes for all PTID Nodes.

Reports:

(a)  Within 24 hours of the end of each day, Party B shall provide Party A with hourly energy production data at each of the Projects for the prior day (which data shall be provided either by granting Party A website access to such data or providing an email to Party A detailing such data) (such information, “Daily Noble Production Data”)  If real-time data is readily accessible to Party B, Party B shall use reasonable efforts to provide such data to Party A on a real-time basis.

(b)  Party B shall provide Party A within ten Local Business Days of the end of each calendar month (or as soon as reasonably practicable thereafter) a report, based on statements from the New York ISO, detailing the Hourly PTID Volume for each

PTID Node and the Total PTID Volume for the Projects (such information, “NY ISO Data”).  If the New York ISO fails to provide to Party B the relevant statements by the 15th Local Business Day following the end of any Calculation Period (each, a “Late Statement Period”), Party B shall provide Party A a report based on data from its own production software system (or, if such data is unavailable, based on good faith estimates) for such period (“Monthly Noble Production Data”).  Upon receipt of statements from the New York ISO relating to any Late Statement Period, Party B shall provide Party A with a true-up report.  Failure by Party B to deliver or cause to be delivered the information set forth in this paragraph (b) or in paragraph (a) above shall not constitute an Event of Default by Party B under the Agreement (and Party A shall calculate the Settlement Amounts related to any Calculation Period in which Daily Noble Production Data is not delivered in accordance with the “Data Used to Calculate Floating Price and Settlement Amounts” provision below).

Data used to Calculate Floating Price and
Settlement Amounts:	For any Calculation Period, the Calculation Agent shall determine Hourly PTID Volume in accordance with the following:

(a) first, using the Hourly PTID Volume set forth in the NY ISO Data.

(b) if Party B has not provided the NY ISO Data by the 15th Local Business Day following such Calculation Period (the “Data Deadline”), then using the Monthly Noble Production Data.

(c) if Party B has not provided the NY ISO Data or the Monthly Noble Production Data by the Data Deadline, then using the Daily Noble Production Data.

(d) If Party B has not provided the Daily Noble Production Data for a PTID Node for any hour during such Calculation Period, then using the table attached hereto as Schedule 2 (the “Diurnal Table”) for any such PTID Node and any such hour.

3. Contact Information	Party A
	Lindsey Nelsen	(713) 693-6640 (646) 291-3383
CEIconfirms@citigroup.com

Noble
	Tom Swank	(860) 581-5105
	Sidney Chang	(860) 581-5060
	Fax:	(860) 767-7198

4. Account Details:

Payments (USD) to Party A:
As notified by Party A

Payments (USD) to Noble:	Operating Account

5. Additional Terms:

Definitions:

“Altona Project” means Noble Altona Windpark, LLC, owner of the anticipated 97.5 MW Altona facility in NYISO Zone D.

“Altona Project Node” means PTID Node #323606.

“Chateaugay Project” means Noble Chateaugay Windpark I, LLC, owner of the anticipated 106.5 MW Chateaugay facility in NYISO Zone D.

“Chateaugay Project Node” means the PTID Node number assigned to the Chateaugay Project by the NYISO.

“LIBOR” means the three month “LIBO Rate” as such term is defined in the Financing Agreement in effect from time to time as determined by an affiliate of Party A.

“Project” means each of the Altona Project, Chateaugay Project and Wethersfield Project and “Projects” means all such Projects together.

“Wethersfield Project” means Noble Wethersfield Windpark, LLC, owner of the anticipated 126 MW Wethersfield facility in NYISO Zone A.

“Wethersfield Project Node” means the PTID Node number assigned to the Wethersfield Project by the NYISO.

Tracking Account:

A notional account and not a physical deposit account (the “Tracking Account”) will be maintained by the Calculation Agent and used for the purposes set forth below.  A positive Tracking Account balance indicates that amounts in the Tracking Account are owed by Party A to Noble.  A negative Tracking Account balance indicates that amounts (in absolute value terms) in the Tracking Account are owed by Noble to Party A.  Either Party may, in its sole discretion, make payments to the other Party in excess of those required herein for the purpose of adjusting the Tracking Account.  Such payments shall, on a dollar-for-dollar basis, decrease (if payment is made by Party A to Noble), or increase (if payment is made by Noble to Party A), the Tracking Account balance immediately upon either Party’s receipt of such payment.  The Calculation Agent shall maintain and make all calculations and adjustments relating to the notional value of the Tracking Account balance.

Early COD:

If COD occurs more than one month prior to the Effective Date set forth above, then at the request of Party B, Party A shall enter into an amendment to this Confirmation drafted by Party A and otherwise reasonably satisfactory to Party A to change the Effective Date to the first day of the month following the month during which COD occurs with the fixed price for the added Calculation Period(s) to be reflective of market at the time of the amendment, as mutually agreed between the Parties.

Delay in COD:

If COD occurs after the Effective Date, until COD occurs, the party owing the Settlement Amount may, ***.  To the extent applicable, within *** Local Business Days following COD, Party A shall pay to Party B any excess of the Tracking Account balance over the Tracking Account Cap.

No Production:

Following COD, if no Project produces energy during a Calculation Period, the party owing the Settlement Amount may, in lieu of payment of the Settlement Amount, have all or a portion of such Settlement Amount applied to increase the Tracking Account balance, if the Settlement Amount is owed by Party A to Party B, or decrease the Tracking Account balance, if the Settlement Amount is owed by Party B to Party A, provided that such application does not cause the Tracking Account balance to be greater than Tracking Account Cap.

Tracking Account Adjustments:

The Tracking Account Balance shall be adjusted each month by the Tracking Account Adjustment Amount.

Tracking Account Interest:

Tracking Account balances, positive or negative, shall accrue interest equal to LIBOR plus *** basis points per annum (or, during any period when the Tracking Account balance is more negative than an amount equal to -1 times the Energy Hedge Provider First Lien Cap, then at LIBOR plus *** basis points), calculated and compounded monthly, with accrued interest on a negative balance serving to make more negative the Tracking Account balance, and accrued interest on a positive balance serving to increase the Tracking Account balance.

Tracking Account Cap:

There shall be a cap on the positive balance of the Tracking Account equal to $*** (the “Tracking Account Cap”); provided that such cap shall not apply to the extent described in “Delay in COD” above.

Tracking Account Treatment at Hedge Expiration:

Upon the Termination Date:

(i)            if there is a positive balance in the Tracking Account, then Party A shall pay to Noble such balance (the “Party A Tracking Account Balance”) within *** Local Business Days of the Termination Date.  In the event Party A does not pay Noble the Party A Tracking Account Balance when due, such failure shall constitute an Event of Default under this Agreement, and Noble shall have the right to immediately exercise all remedies available to it and all unpaid amounts owing to Noble shall accrue interest at the Default Rate.

(ii)           If there is a negative balance in the Tracking Account, then Noble shall pay to Party A the absolute value of such balance (the “Noble Tracking Account Balance”) either (a) within *** Local Business Days of the Termination Date; or (b) upon written notice to Party A prior to the Termination Date, over time with interest as follows:

(1)           Interest shall accrue on the outstanding Noble Tracking Account Balance at a per annum rate equal to the overnight LIBOR in effect on the date that is two Local Business Days prior to the Termination Date plus ***%, compounded monthly.

(2)           Party B shall pay to Party A quarterly payments due on or before the last day of each calendar quarter following the Termination Date in an amount equal to the amount necessary to effect complete repayment of the Noble Tracking Account Balance plus interest thereon using a mortgage style quarterly amortization schedule with a final maturity date that is five (5) years following the Termination Date.  These quarterly payments shall be applied first to accrued but unpaid interest on the Noble Tracking Account Balance with the remainder applied to the outstanding amount thereof.  Party A shall provide a schedule for these quarterly payments within 10 Local Business Days after the Termination Date.

(3)           In addition to such quarterly payments, Noble shall be required to prepay the outstanding Noble Tracking Account Balance in the amount of funds available for such prepayment from time to time after the Termination Date in accordance with Section 5.2(a)(ix) and 5.2(a)(xvi) of the Depositary Agreement (or, if the Depositary Agreement is no longer in effect, on each date when such quarterly payments are due, in an amount equal to ***% of any positive difference between (i) the revenues of Party B received for the preceding calendar quarter, less (ii) the operating expenses (including expenses with respect to state and local taxes, but not, for the purpose of clarity, expenses with respect to principal, interest, federal income taxes, depreciation or amortization or other noncash items) of Party B for the preceding calendar quarter), such prepayments to be applied to any payments due on the outstanding Noble Tracking Account Balance in the inverse order of maturity.

(4)           Noble may elect to prepay the Noble Tracking Account Balance, in whole or in part, at any time, with no prepayment penalty.

(5)           Notwithstanding the occurrence of the Termination Date, this Confirmation shall remain in place (and in full force and effect as part of the Agreement) until the Designated Confirmation Termination Date.

Tracking Account Treatment upon Early Termination Date:

For the avoidance of doubt, upon any Early Termination Date or other termination and liquidation of this Confirmation prior to the Termination Date, the calculation of the Early Termination Payment pursuant to Section 6(e) of the Schedule shall account for the balance, if any, negative or positive, of the Tracking Account.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

CITIGROUP ENERGY INC.

By:	/s/ Stephanie Sever
Name:	Stephanie Sever
Title:	Vice President

Confirmed as of the date first written above:

NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC

By:	/s/ Walter Howard
Name:	Walter Howard
Title:	President

Schedule 1

Hedge Volume
MWh per Calculation Period
January	***
February	***
March	***
April	***
May	***
June	***
July	***
August	***
September	***
October	***
November	***
December	***

Annual Volume	***

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